UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1933

March 16, 2017

Date of Report (date of Earliest Event Reported)

Blake Insomnia Therapeutics, Inc.
(Name of small business issuer in its charter)

Nevada	3949	46-0780380
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

Birger Jan Olsen

244 5th Avenue Suite A-154
N.Y. 10001 New York
USA

Phone: +1 (646) 453-4912

 (Address and telephone number of registrant's principal executive offices and principal place of business)

Birger Jan Olsen

244 5th Avenue Suite A-154
N.Y. 10001 New York
USA

Phone: +1 (646) 453-4912

 (Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq

PHONE 323-799-1342

jillian@crowdfundinglawyers.net

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

The Company recently entered into a number of agreements with the intent of furthering the Company’s objectives of procuring FDA approval for the flagship product, Zleepax. In April, 2017, the Company entered into a Joint Venture Agreement with Sajo Consulting (“Sajo”) in order to provide joint development and commercialization of Zleepax® in combination with formulations to provide a series of oral drug products to aid in the treatment of insomnia. The Joint Venture looks first to develop a product to treat transient insomnia through the mechanism of its proprietary formula. Blake Insomnia Therapeutics, Inc. intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact Exhibit A of the Joint Venture Agreement. The omitted materials will be included in the request for confidential treatment.

In this agreement, Sajo is entitled to appointment two members to the Board of Directors of the Company. In anticipation of this appointment, the Company has updated its bylaws and developed a Board of Directors “Code of Ethics.” Each Director will receive 15,000 shares per months as long as the Director continues to fulfill his duties and provide the service set forth in the agreement. The shares issued as compensation shall be restricted for six (6) months after issuance. Blake will cooperate in the lifting of restrictions on the shares once eligible for resale under SEC Rule 144 or other applicable exemption.

In March 2017, the Company also entered into a Clinical Study and Data Purchase Agreement with Sajo Consulting. Sajo will conduct and sponsor certain clinical studies related to the Company’s proprietary product, Zleepax, and such clinical studies will generate data that Company intends on. The agreement is exclusive to the Company. Upon reaching certain milestones, the Company will make payments to Sajo for progress and approval from the start date of the trial (“Trial Date”) and completion. Payments are subject to funding of which there is no guarantee.

Item 5.03 Amendment or Change to Articles of Incorporation or Bylaws.

The Chairman of the Board of Directors, majority shareholder, and CEO, Birger Jan Olsen, elected to adopt more comprehensive bylaws for the Company in anticipation of the further development of the Company and additional members of the Board of Directors. These new bylaws, adopted on April 16, 2017, address issues such as board members, elections, meetings, voting rights, and proxy. The bylaws supersede and replace any earlier bylaws.

Item 5.05 Amendment or Change to Code of Ethics.

In anticipation of appointing new Board Members to the Board of Directors pursuant to its Joint Venture agreement with Sajo Consulting, the Company elected to adopt a Code of Ethics for its board members. The Code of Ethics addresses conflicts of interest, corporate opportunities, confidentially, as well as other matters. All new and existing board members will be expected to enter into an agreement which will include a clause that each board member will adhere to the Code of Ethics.

Item 9.01 Exhibits and Financial Statements.

Exhibit 3.1	Bylaws of Blake Insomnia Therapeutics, Inc.

Exhibit 10.1	Joint Venture Agreement between Blake Insomnia Therapeutics and Sajo Consulting

Exhibit 10.2	Exclusive Clinical Study and Data Purchase Agreement

Exhibit 14.1	Code of Ethics for the Board of Directors of Blake Insomnia Therapeutics, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blake Insomnia Therapeutics, Inc.

Date: April 17, 2017	By:	/s/ Birger Jan Olsen
Birger Jan Olsen
Chief Executive Officer

3